UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2007

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada

(State or other jurisdiction of incorporation)

000-25705	98-0110412
(Commission File Number)	(I.R.S. Employer Identification No.)

39 Manning Road, Billerica, Massachusetts 01821

(Address of principal executive offices, including zip code)

(978) 439-5511

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 26, 2007, the Compensation Committee approved the following grants of restricted shares to the following officers in accordance with the Company’s 2006 Equity Incentive Plan and the form of Restricted Stock Grant Agreement attached as Exhibit 10.1:

Sergio Edelstein:	150,000
Robert Bowen:	35,000
Nino Federico	30,000
Ray Sansouci	30,000
Felix Stukalin:	25,000
Steve Kew	25,000
Daniel Lyne:	20,000
Steve Webb	20,000

All of the officers have the same vesting schedule. Of the total amount of the restricted shares indicated above, 50% are time vested and vest as follows: 1/3 on March 26, 2008, 1/3 on March 26, 2009, and 1/3 on March 26, 2010.

The remaining 50% are performance based and tied to Operating Profit targets for 2007. Of this 50%, up to 1/3 vest on March 26, 2008, up to 1/3 vest March 26, 2009, and up to 1/3 on March 26, 2010.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Form of Restricted Stock Grant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI GROUP INC.

(Registrant)

Date: March 30, 2007

By: /s/ Daniel J. Lyne

        Daniel J. Lyne

        Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Grant Agreement